                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                                   INDENTURE,

                          Dated as of November 1, 2004,

                                      among

                                HAWK CORPORATION,

                                   as Issuer,

                          THE GUARANTORS NAMED HEREIN,

                                 as Guarantors,

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,

                                   as Trustee

                          8-3/4% SENIOR NOTES DUE 2014

================================================================================

                              CROSS-REFERENCE TABLE

TIA                                                                                INDENTURE
SECTION                                                                            SECTION
-------                                                                            -------
310(a)(1)........................................................................  7.10(a)
    (a)(2).......................................................................  7.10(a)
    (a)(3).......................................................................  7.10(a)
    (a)(4).......................................................................  N.A.
    (a)(5).......................................................................  7.10(a)
    (b)..........................................................................  7.03; 7.08; 7.10(a)
    (c)..........................................................................  N.A.
311(a)...........................................................................  7.03; 7.11
    (b)..........................................................................  7.03; 7.11
312(a)...........................................................................  2.05
    (b)..........................................................................  7.07; 11.03
    (c)..........................................................................  11.03
313(a)...........................................................................  7.06
    (b)..........................................................................  7.06
    (c)..........................................................................  7.06
    (d)..........................................................................  7.06
314(a)...........................................................................  4.06; 4.18
    (b)..........................................................................  12.02
    (c)(1).......................................................................  4.06; 11.04
    (c)(2).......................................................................  11.04
    (c)(3).......................................................................  4.06
    (d)..........................................................................  12.03(c)
    (e)..........................................................................  11.05
    (f)..........................................................................  N.A.
315(a)...........................................................................  7.01(b)
    (b)..........................................................................  7.05
    (c)..........................................................................  7.01(a)
    (d)..........................................................................  7.01(c)
    (e)..........................................................................  6.11
316(a)(last sentence)............................................................  2.09
    (a)(1)(A)....................................................................  6.05
    (a)(1)(B)....................................................................  6.04
    (a)(2).......................................................................  N.A.
    (b)..........................................................................  6.07
    (c)..........................................................................  9.04
317(a)(1)........................................................................  6.08
    (a)(2).......................................................................  6.09
    (b)..........................................................................  2.04
318(a)...........................................................................  11.01
    (b)..........................................................................  N.A.
    (c)..........................................................................  11.01

--------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
ARTICLE ONE           DEFINITIONS AND INCORPORATION BY REFERENCE................................................      1

         Section 1.01.         Definitions......................................................................      1

         Section 1.02.         Incorporation by Reference of Trust Indenture Act................................     23

         Section 1.03.         Rules of Construction............................................................     23

ARTICLE TWO           THE NOTES.................................................................................     24

         Section 2.01.         Form and Dating..................................................................     24

         Section 2.02.         Execution and Authentication; Aggregate Principal Amount.........................     25

         Section 2.03.         Registrar and Paying Agent.......................................................     26

         Section 2.04.         Obligations of Paying Agent......................................................     26

         Section 2.05.         Holder Lists.....................................................................     26

         Section 2.06.         Transfer and Exchange............................................................     27

         Section 2.07.         Replacement Notes................................................................     27

         Section 2.08.         Outstanding Notes................................................................     27

         Section 2.09.         Treasury Notes; When Notes are Disregarded.......................................     28

         Section 2.10.         Temporary Notes..................................................................     28

         Section 2.11.         Cancellation.....................................................................     28

         Section 2.12.         CUSIP Numbers....................................................................     29

         Section 2.13.         Deposit of Moneys................................................................     29

         Section 2.14.         Book-Entry Provisions for Global Notes...........................................     29

         Section 2.15.         Special Transfer Provisions......................................................     30

         Section 2.16.         Transfers of Global Notes and Physical Notes.....................................     32

ARTICLE THREE         REDEMPTION................................................................................     32

         Section 3.01.         Optional Redemption..............................................................     32

         Section 3.02.         Selection of Notes to be Redeemed................................................     32

         Section 3.03.         Notice of Redemption.............................................................     33

         Section 3.04.         Effect of Notice of Redemption...................................................     34

         Section 3.05.         Deposit of Redemption Price......................................................     34

         Section 3.06.         Notes Redeemed in Part...........................................................     34

ARTICLE FOUR          COVENANTS.................................................................................     34

         Section 4.01.         Payment of Notes.................................................................     34

         Section 4.02.         Maintenance of Office or Agency..................................................     35

         Section 4.03.         Corporate Existence..............................................................     35

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
         Section 4.04.         Payment of Taxes and Other Claims................................................     35

         Section 4.05.         Maintenance of Properties and Insurance; Compliance with Laws....................     35

         Section 4.06.         Compliance Certificate; Notice of Default........................................     36

         Section 4.07.         Waiver of Stay, Extension or Usury Laws..........................................     36

         Section 4.08.         Limitation on Incurrence of Additional Indebtedness..............................     37

         Section 4.09.         Limitation on Restricted Payments................................................     37

         Section 4.10.         Limitation on Asset Sales........................................................     40

         Section 4.11.         Limitation on Dividend and Other Payment Restrictions Affecting
                               Restricted Subsidiaries..........................................................     42

         Section 4.12.         Limitation on Issuances and Sales of Preferred Stock of Subsidiaries.............     44

         Section 4.13.         Limitation on Liens..............................................................     44

         Section 4.14.         Limitations on Transactions with Affiliates......................................     44

         Section 4.15.         Additional Subsidiary Guarantees.................................................     45

         Section 4.16.         Conduct of Business..............................................................     45

         Section 4.17.         Reports to Holders...............................................................     46

         Section 4.18.         Payments for Consent.............................................................     46

         Section 4.19.         Repurchase Upon Change of Control................................................     47

         Section 4.20.         Additional Interest..............................................................     48

ARTICLE FIVE          SUCCESSOR CORPORATION.....................................................................     49

         Section 5.01.         Merger, Consolidation and Sale of Assets.........................................     49

         Section 5.02.         Successor Entity Substituted.....................................................     50

ARTICLE SIX           DEFAULT AND REMEDIES......................................................................     50

         Section 6.01.         Events of Default................................................................     50

         Section 6.02.         Acceleration.....................................................................     51

         Section 6.03.         Other Remedies...................................................................     52

         Section 6.04.         Waiver of Past Defaults..........................................................     52

         Section 6.05.         Control by Majority..............................................................     52

         Section 6.06.         Limitation on Suits..............................................................     53

         Section 6.07.         Rights of Holders to Receive Payment.............................................     53

         Section 6.08.         Collection Suit by Trustee.......................................................     53

         Section 6.09.         Trustee May File Proofs of Claim.................................................     54

         Section 6.10.         Priorities.......................................................................     54

         Section 6.11.         Undertaking for Costs............................................................     54

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
         Section 6.12.         Restoration of Rights and Remedies...............................................     55

ARTICLE SEVEN         TRUSTEE...................................................................................     55

         Section 7.01.         Duties of Trustee................................................................     55

         Section 7.02.         Rights of Trustee................................................................     56

         Section 7.03.         Individual Rights of Trustee.....................................................     57

         Section 7.04.         Trustee's Disclaimer.............................................................     57

         Section 7.05.         Notice of Default................................................................     58

         Section 7.06.         Reports by Trustee to Holders....................................................     58

         Section 7.07.         Compensation and Indemnity.......................................................     58

         Section 7.08.         Replacement of Trustee...........................................................     59

         Section 7.09.         Successor Trustee by Merger, Etc.................................................     60

         Section 7.10.         Eligibility; Disqualification....................................................     60

         Section 7.11.         Preferential Collection of Claims Against Company................................     61

         Section 7.12.         Trustee as Paying Agent..........................................................     61

         Section 7.13.         Form of Documents Delivered to Trustee...........................................     61

ARTICLE EIGHT         SATISFACTION AND DISCHARGE OF INDENTURE...................................................     61

         Section 8.01.         Legal Defeasance and Covenant Defeasance.........................................     61

         Section 8.02.         Satisfaction and Discharge.......................................................     64

         Section 8.03.         Survival of Certain Obligations..................................................     64

         Section 8.04.         Acknowledgment of Discharge by Trustee...........................................     64

         Section 8.05.         Application of Trust Moneys......................................................     65

         Section 8.06.         Repayment to the Company; Unclaimed Money........................................     65

         Section 8.07.         Reinstatement....................................................................     65

ARTICLE NINE          AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................................................     66

         Section 9.01.         Without Consent of Holders.......................................................     66

         Section 9.02.         With Consent of Holders..........................................................     66

         Section 9.03.         Compliance with TIA..............................................................     67

         Section 9.04.         Revocation and Effect of Consents................................................     68

         Section 9.05.         Notation on or Exchange of Notes.................................................     68

         Section 9.06.         Trustee to Sign Amendments, Etc..................................................     68

         Section 9.07.         Conformity with Trust Indenture Act..............................................     69

ARTICLE TEN           GUARANTEE.................................................................................     69

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
         Section 10.01.        Guarantee........................................................................     69

         Section 10.02.        Release of a Guarantor...........................................................     70

         Section 10.03.        Limitation of Guarantor's Liability..............................................     70

         Section 10.04.        Guarantors May Consolidate, etc., on Certain Terms...............................     71

         Section 10.05.        Contribution.....................................................................     71

         Section 10.06.        Waiver of Subrogation............................................................     71

         Section 10.07.        Waiver of Stay, Extension or Usury Laws..........................................     71

ARTICLE ELEVEN        MISCELLANEOUS.............................................................................     72

         Section 11.01.        Trust Indenture Act Controls.....................................................     72

         Section 11.02.        Notices..........................................................................     72

         Section 11.03.        Communications by Holders with Other Holders.....................................     73

         Section 11.04.        Certificate and Opinion as to Conditions Precedent...............................     73

         Section 11.05.        Statements Required in Certificate or Opinion....................................     73

         Section 11.06.        Rules by Trustee, Paying Agent, Registrar........................................     73

         Section 11.07.        Legal Holidays...................................................................     73

         Section 11.08.        Governing Law....................................................................     74

         Section 11.09.        No Adverse Interpretation of Other Agreements....................................     74

         Section 11.10.        No Recourse Against Others.......................................................     74

         Section 11.11.        Successors.......................................................................     74

         Section 11.12.        Duplicate Originals..............................................................     74

         Section 11.13.        Severability.....................................................................     74

         Section 11.14.        Waiver of Jury Trial.............................................................     75

Exhibit A         -            Form of  Initial Note............................................................     A
Exhibit B         -            Form of Exchange Note............................................................     B
Exhibit C         -            Form of Legend for Global Notes..................................................     C
Exhibit D         -            Form of Certificate to Be Delivered in Connection with Transfers to
                                 Non-QIB Accredited Investors...................................................     D
Exhibit E         -            Form of Certificate to Be Delivered in Connection with Transfers
                                  Pursuant to Regulation S......................................................     E

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

      INDENTURE, dated as of November 1, 2004, among Hawk Corporation, a Delaware corporation (the "Company"), the Guarantors (as herein defined) and HSBC Bank USA, National Association, as Trustee (in such capacity, the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company has duly authorized the creation of the Notes and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

      WHEREAS, all things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

      NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.01. Definitions.

      "Acceleration Notice" has the meaning set forth in Section 6.02.

      "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

      "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

      "Additional Notes" means all 8-3/4% Senior Notes due 2014 issued after the Issue Date (other than pursuant to Sections 2.06, 2.07, 2.10 and 3.06 of this Indenture and other than Exchange Notes) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Sections 2.02 and 4.08.

      "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that Beneficial Ownership of 10% or more of the Voting Stock of the Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

      "Affiliate Transaction" has the meaning set forth in Section 4.14(a).

      "Agent" means any Registrar, Paying Agent or co-Registrar.

      "Agent Members" has the meaning set forth in Section 2.14 and means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

      "Applicable Indebtedness" means Indebtedness that is pari passu in right of payment with the Notes.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

      "Asset Acquisition" means:

            (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or

            (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with this Indenture) for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company, a Guarantor or a Wholly-Owned Subsidiary of the Company of:

            (1) any Capital Stock of any Restricted Subsidiary of the Company (other than directors' qualifying shares); or

            (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales shall not include:

            (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000;

            (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
      Section 5.01;

            (c) any Restricted Payment permitted under Section 4.09, including a Permitted Investment;

            (d) the sale of Cash Equivalents; and

            (e) the sale or other disposition of used, worn out, obsolete or surplus equipment.

      "Authenticating Agent" has the meaning set forth in Section 2.02.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. Sections 101 et seq.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have meanings correlative to the foregoing.

      "Board of Directors" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

      "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means a day that is not a Legal Holiday.

      "Capital Stock" means:

            (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

            (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

            (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

      "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Cash Equivalents" means:

            (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

            (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

            (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

            (4) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250,000,000;

            (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
      (4) above; and

            (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
      (5) above.

      "Cash Flow" means, with respect to any Person for any period, Consolidated Net Income for such Person for such period, plus, without duplication, to the extent deducted in computing such Consolidated Net Income:

            (1) provision for taxes based on income or profits and any provision for taxes utilized in computing gains and losses, including extraordinary gains and losses; plus

            (2) Consolidated Interest Expense; plus

            (3) depreciation, amortization and all other non-cash charges, including all amortization of intangibles, deferred financing charges, consent incentives paid with respect to the tender offer and consent solicitation relating to the Company's 12% Senior Notes due 2006, and non-cash charges relating to incentive programs for executive officers of the Company, but excluding any such non-cash charge to the extent it represents an accrual of a reserve, cash charges in any future period or amortization of a pre-paid cash expense that was paid in a prior period not included in the prior calculation); plus

            (4) any non-recurring fees, charges or other expenses made or incurred by the Company in connection with the Offering as described in the Offering Circular dated October 25, 2004;

provided that if any Restricted Subsidiary is not a wholly owned Restricted Subsidiary of the Company, then Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of Cash Flow attributable to such Restricted Subsidiary, multiplied by (b) the percentage ownership interest in such Restricted Subsidiary not owned by the Company or any of its Restricted Subsidiaries on the last day of such period.

      "Change of Control" means the occurrence of one or more of the following events:

            (1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") other than any or all of the Permitted Holders;

            (2) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

            (3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

            (4) any Person or Group (other than any or all of the Permitted Holders) is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company; or

            (5) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote or written consent of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

Notwithstanding anything to the contrary in the immediately preceding sentence, none of the events described in clause (1), (2) or (4) thereof shall be deemed to constitute a "Change of Control" if in connection with such event:

            (A) the Company engaged in a "Rule 13e-3 transaction" (as such term is defined in Rule 13e-3(a)(3) under the Exchange Act);

            (B) immediately after giving effect thereto and all other transactions related thereto occurring on the date thereof (including the making of any dividend or distribution and the repayment or incurrence, if any, of any Indebtedness), (i) the Consolidated Leverage Ratio of the Company (or if the Company consolidates with, or mergers with or into, any Person, or any Person consolidates with, or mergers with or into, the Company, the surviving or transferee Person) is less than 3.5 to 1.0 on a pro forma basis and (ii) no Default or Event of Default shall have occurred and be continuing; and

            (C) the person who is the Chairman of the Board of the Company on the Issue Date holds the position of Chairman of the Board, Chief Executive Officer or President of the Company (or such surviving or transferee Person) immediately after giving effect thereto

      "Change of Control Offer" has its meaning set forth in Section 4.19(a).

      "Change of Control Payment Date" has its meaning set forth in Section 4.19(b)(2).

      "Clearstream" means Clearstream Banking, societe anonyme and its successors.

      "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

      "Company" has the meaning set forth in the preamble to this Indenture.

      "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of:

            (1) the aggregate amount of Cash Flow for such period; to

            (2) Consolidated Interest Expense for such period, determined on a pro forma basis after giving pro forma effect to:

                  (a) the incurrence of the Indebtedness giving rise to the
            calculation of the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period;

                  (b) the incurrence, repayment or retirement of any other
            Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period);

                  (c) in the case of Acquired Indebtedness, the related
            acquisition as if such acquisition had occurred at the beginning of such period; and

                  (d) any acquisition or disposition by the Company and its
            Restricted Subsidiaries of any Company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period.

      In addition, for purposes of calculating Cash Flow, acquisitions by the Company or any Restricted Subsidiaries, including through mergers or consolidations, during the period or that relate to the incurrence of the Indebtedness giving rise to the calculation of the Consolidated Fixed Charge Coverage Ratio shall be deemed to have occurred at the beginning of the period.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication:

            (1) all amortization or accretion of original issue discount;

            (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period;

            (3) net cash costs under all Interest Swap Obligations (including amortization of fees); and

            (4) dividends paid on Disqualified Capital Stock.

      "Consolidated Leverage Ratio" means, with respect to any Person, as of any date, the ratio of (i) the excess of (A) Consolidated Total Debt of such Person and its Restricted Subsidiaries as of such date over (B) Unrestricted Cash of such Person and its Restricted Subsidiaries as of such date to (ii) Cash Flow of such Person and its Restricted Subsidiaries for the four consecutive full fiscal quarters of such Person most recently ending on or prior to such date for which financial statements are available.

      "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication:

            (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, or from idle asset reserves;

            (2) after-tax items classified as extraordinary gains or losses;

            (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of such income is restricted by a contract, operation of law or otherwise;

            (4) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a wholly-owned Restricted Subsidiary of the referent Person by such Person;

            (5) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, and except for any idle asset reserves;

            (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

            (7) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries after the Issue Date of any securities of such Person or any of its Restricted Subsidiaries;

            (8) the cumulative effect of a change in accounting principles;

            (9) interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity";

            (10) non-cash charges resulting from the impairment of intangible assets; and

            (11) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

      "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of the Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

      "Consolidated Total Debt" means, with respect to any Person, as of any date, the aggregate principal amount of consolidated Indebtedness of such Person and its Restricted Subsidiaries of the nature referred to in clauses (1), (2),
(3), (4), (5) and (9) of the definition of the term "Indebtedness".

      "Corporate Trust Office" means the office of HSBC Bank, National Association at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 452 Fifth Avenue, New York, New York 10018,
Attention: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

      "Covenant Defeasance" has the meaning set forth in Section 8.01(c).

      "Credit Agreement" means the credit agreement dated as of the Issue Date, among the Company, the lenders party thereto (together with their successors and assigns, the "Lenders") and KeyBank National Association, as administrative agent, setting forth the terms and conditions of the new bank facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause
(2), (8), (11), (12) or (19) of the definition of "Permitted Indebtedness") or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

      "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

      "Depository" means DTC, its nominees and successors.

      "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a

Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

      "Domestic Restricted Subsidiary" means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

      "Domestic Subsidiary" means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

      "DTC" means The Depositary Trust Company, its nominees and successors.

      "Equity Offering" means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system and its successors.

      "Event of Default" has the meaning set forth in Section 6.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

      "Exchange Notes" means the 8-3/4% Senior Notes due 2014 issued in exchange for the Initial Notes or Additional Notes pursuant to the terms of a Registration Rights Agreement.

      "Exchange Offer" means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Initial Notes or Additional Notes a like aggregate principal amount of Exchange Notes having substantially identical terms to the Initial Notes or Additional Notes registered under the Securities Act.

      "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and, where required by this Indenture, shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

      "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

      "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

      "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

      "Global Notes" means, collectively, the 144A Global Notes, the IAI Global Notes, the Regulation S Permanent Global Notes and the Regulation S Temporary Global Notes.

      "Group" has the meaning set forth in the definition of the term "Change of Control".

      "Guarantee" has the meaning set forth in Section 10.01.

      "Guarantor" means (1) each of the Company's Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

      "Holder" means the Person in whose name a Note is registered on the registrar's books.

      "IAI Global Notes" has the meaning set forth in Section 2.01.

      "incur" has the meaning set forth in Section 4.08.

      "Indebtedness" means with respect to any Person, without duplication:

            (1) all Obligations of such Person for borrowed money;

            (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) all Capitalized Lease Obligations of such Person;

            (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice);

            (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

            (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

            (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness) on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

            (8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

            (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            "Indemnified Party" has the meaning set forth in Section 7.07.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Indenture Documents" means, collectively, this Indenture, the Notes and the Guarantees.

            "Independent Financial Advisor" means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Notes" means the 8-3/4% Senior Notes due 2014 issued on the Issue Date.

            "Initial Purchaser" means Jefferies & Company, Inc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" in any Person means any direct or indirect advance (other than advances to suppliers and customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), loan or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a

Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

      For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.09:

            (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to
      (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

      "Issue Date" means November 1, 2004.

      "Legal Defeasance" has the meaning set forth in Section 8.01(b).

      "Legal Holiday" has the meaning set forth in Section 11.07.

      "Lenders" has the meaning set forth in the definition of the term "Credit Agreement".

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

      "Maturity Date" means November 1, 2014.

      "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

            (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

            (2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale and taxes directly attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale;

            (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

            (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

      "Net Proceeds Offer" has the meaning set forth in Section 4.10.

      "Net Proceeds Offer Amount" has the meaning set forth in Section 4.10.

      "Net Proceeds Offer Payment Date" has the meaning set forth in Section
4.10.

      "Net Proceeds Offer Trigger Date" has the meaning set forth in Section
4.10.

      "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

      "Notes" means, collectively, the Initial Notes, the Additional Notes and the Exchange Notes.

      "Obligations" means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means the Chairman of the Board, Senior Chairman of the Board, Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Secretary of the Company or any other officer designated by the Board of Directors serving in a similar capacity.

      "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

      "144A Global Notes" has the meaning set forth in Section 2.01.

      "Opinion of Counsel" means a written opinion of counsel who shall be reasonably acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

      "Paying Agent" has the meaning set forth in Section 2.03.

      "Permitted Business" means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company or any of its Restricted Subsidiaries is engaged on the Issue Date.

      "Permitted Fixed Asset Indebtedness" means Indebtedness of the Company and its Domestic Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of (1) the Fair Market Value of such property or (2) such purchase price of cost as increased by the purchase of additions and accessions to such property and by any fees and other obligations in respect of the Indebtedness.

      "Permitted Holders" means any of Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz or any "group" (as defined in Rule 13d-5 of the Exchange Act) consisting of any or all of the foregoing or their heirs.

      "Permitted Indebtedness" means, without duplication, each of the following:

            (1) Indebtedness under the Notes issued in the Offering described in the Offering Circular dated October 25, 2004, in an aggregate outstanding principal amount not to exceed $110,000,000, and the related Guarantees;

            (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the lesser of (a) $30,000,000 or (b) the amount permitted to be borrowed under the Credit Agreement at such time;

            (3) other than as described in clauses (1) and (2), other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date or that may be borrowed pursuant to any commitment in effect under any credit agreement or facility in existence on the Issue Date;

            (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

            (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (6) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed by the Company to any Restricted Subsidiary that, if owed to a Restricted Subsidiary that is not a Guarantor, is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Notes, except that such Indebtedness must at all times be held by a Person that is either the Company or a Restricted Subsidiary, and except that upon either (a) the transfer or other disposition of any of the Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of the Indebtedness will be deemed to be an incurrence of Indebtedness that is not permitted by this clause (6);

            (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

            (8) Indebtedness of the Company or any of its Domestic Restricted Subsidiaries represented by stand-by letters of credit for the account of the Company or such Domestic Restricted Subsidiary, as the case may be; provided, however, that the aggregate outstanding undrawn and unreimbursed amounts in respect of such letters of credit may not at any time exceed $5,000,000 (which letters of credit may, but need not be, issued under the Credit Agreement);

            (9) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (10) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

            (11) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5,000,000 at any time outstanding (which Indebtedness may, but need not be, incurred in whole or in part under the Credit Agreement);

            (12) Indebtedness represented by the Permitted Fixed Asset Indebtedness of the Company and its Domestic Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5,000,000 at any time outstanding (which Indebtedness may, but need not be, incurred in whole or in part under the Credit Agreement);

            (13) Refinancing Indebtedness;

            (14) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

            (15) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

            (16) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

            (17) Commodity agreements entered into in the ordinary course of business to protect against fluctuations in the prices of raw materials and not for speculative purposes;

            (18) Indebtedness of Foreign Subsidiaries, the aggregate principal amount of which Indebtedness outstanding at any time does not exceed, as to all the Foreign Subsidiaries, $5,000,000; provided that for purposes of determining compliance with such U.S. dollar-denominated restriction on the incurrence of such Indebtedness, the U.S. dollar-equivalent principal amount of such Indebtedness denominated in foreign currency shall be calculated based on the relevant currency exchange rate in effect on such date the Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided further that if Refinancing Indebtedness is incurred to refinance such Indebtedness, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, then the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced; and

            (19) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time outstanding (which Indebtedness may, but need not be, incurred in whole or in part under the Credit Agreement).

      For purposes of determining compliance with Section 4.08, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(1) through (19) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of Section 4.08, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.08. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.08.

      "Permitted Investments" means:

            (1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor;

            (2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Notes and this Indenture;

            (3) Investments in cash and Cash Equivalents;

            (4) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

            (5) Investments in the Notes;

            (6) Investments in securities of trade creditors, customers or any other Persons received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Persons in exchange for claims against such Persons;

            (7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

            (8) Investments in existence on the Issue Date;

            (9) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

            (10) Investments in accounts and notes receivable acquired in the ordinary course of business; and

            (11) additional Investments in an aggregate amount not to exceed $5,000,000 at any time outstanding.

      "Permitted Liens" means the following types of Liens:

            (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (4) any judgment Lien not giving rise to an Event of Default;

            (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (11) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (11) of the definition of "Permitted Indebtedness"; provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

            (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (12) Liens securing Indebtedness under Currency Agreements that are permitted under this Indenture;

            (13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.08; provided that:

                  (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                  (b) such Liens do not extend to or cover any property or
            assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

            (14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

            (15) Liens on property acquired by the Company or a Restricted Subsidiary, so long as the Liens were in existence before the contemplation of the acquisition and do not extend to any other property;

            (16) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2), (8), (11), (12) or
      (19) of the definition of "Permitted Indebtedness";

            (17) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with
      Section 4.08; provided, however, that such Liens: (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

      "Permitted Payments" has the meaning set forth under Section 4.09.

      "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

      "Physical Notes" has the meaning set forth in Section 2.14(b).

      "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

      "Private Placement Legend" means the legend set forth on the Initial Notes in the form set forth in Exhibit A.

      "Public Equity Offering" means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

      "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of (1) the Fair Market Value of such property or (2) such purchase price or cost as increased by the purchase of additions and accessions to such property and by any fees and other obligations in respect of the Indebtedness.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

      "Record Date" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

      "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture and the Notes.

      "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

      "Reference Date" has the meaning set forth in Section 4.09.

      "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section 4.08 (other than pursuant to Permitted Indebtedness) or clauses (1), (3) or (13) of the definition of Permitted Indebtedness, in each case that does not:

            (1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (a) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (b) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

            (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

            (3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

      "Register" is defined in Section 2.03.

      "Registrar" has the meaning set forth in Section 2.03.

      "Registration Rights Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchaser, and
(2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the initial purchaser(s) under the related purchase agreement, in each case as the same may be amended or modified from time to time in accordance with the terms thereof.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Permanent Global Note" means a permanent Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Initial Notes or Additional Notes initially sold in reliance on Rule 903 of Regulation S.

      "Restricted Payment" has the meaning set forth in Section 4.09.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

      "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

      "Restricted Subsidiary" means any Subsidiary of the Company that at the time of determination is not an Unrestricted Subsidiary.

      "Rule 144A" means Rule 144A under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

      "Subsidiary" with respect to any Person, means:

            (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

            (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

      "Surviving Entity" has the meaning set forth in Section 5.01.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb), as amended.

      "Trustee" has the meaning set forth in the preamble to this Indenture.

      "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Unrestricted Cash" means, with respect to any Person, as at any time, cash and Cash Equivalents of such Person and its Restricted Subsidiaries to the extent such cash and Cash Equivalents are not subject to any Lien (other than a Permitted Lien described in clause (16) of the definition thereof (except to the extent such Permitted Liens are granted to cash collateralize letters of credit)) or any restriction as to its use and is included in "cash and cash equivalents" and not "restricted cash" on the consolidated balance sheet of such Person or any such Restricted Subsidiary.

      "Unrestricted Subsidiary" of any Person means:

            (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

            (1) the Company certifies to the Trustee that such designation complies with Section 4.09; and

            (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

            (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

            (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

      Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

      "U.S. Legal Tender" means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (irrespective of whether any senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

      "Wholly-Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

            Section 1.02. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes.

      "indenture security holder" means a Holder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company or any other obligor on the Notes.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            Section 1.03. Rules of Construction.

      Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (6) when the words "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation";

            (7) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

            (8) unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.

                                   ARTICLE TWO

                                    THE NOTES

            Section 2.01. Form and Dating.

      The Initial Notes and the Additional Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

      The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the "144A Global Notes"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

      Notes offered and sold to Institutional Accredited Investors in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the "IAI Global Notes"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Note deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.

      Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Note will be exchanged for beneficial interests in a Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee will cancel the related Regulation S Temporary Global Note.

      The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

      The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.

      The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

            Section 2.02. Execution and Authentication; Aggregate Principal Amount.

      An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

      A Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $110,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes, and (iii) one or more series of Additional Notes in an unlimited amount in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.08. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

      The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

      The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof. If such form or terms have been so established, the Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

            Section 2.03. Registrar and Paying Agent.

      The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Register"). The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent and otherwise be reasonably satisfactory to the Trustee. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

      The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Company.

            Section 2.04. Obligations of Paying Agent.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest or Additional Interest, if any, on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            Section 2.05. Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

            Section 2.06. Transfer and Exchange.

      Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.10 or 4.19 in which event the Company shall be responsible for the payment of such taxes).

      The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

      Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through DTC, in accordance with this Indenture and the Applicable Procedures.

            Section 2.07. Replacement Notes.

      If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

            Section 2.08. Outstanding Notes.

      Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

      If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

      If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest and Additional Interest, if any, due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest and Additional Interest, if applicable, on them ceases to accrue.

        Section 2.09. Treasury Notes; When Notes are Disregarded.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

        Section 2.10. Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

        Section 2.11. Cancellation.

      The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

        Section 2.12. CUSIP Numbers.

      A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

        Section 2.13. Deposit of Moneys.

      Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

        Section 2.14. Book-Entry Provisions for Global Notes.

      (a) The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and
(iii) bear legends as set forth in Exhibit C.

      Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under any Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

      (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of DTC and the provisions of Section 2.15; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the "Physical Notes") shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and a successor depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Notes; provided that a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Physical Note or transferred to a Person who takes delivery thereof in the form of a Physical Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

      (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

      (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to clause
(b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

      (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to clause (b) of this Section 2.14, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

      (f) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to clause (b) or (c) shall, except as otherwise provided by clauses (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

      (g) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

        Section 2.15. Special Transfer Provisions.

      (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after November 1, 2006 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
      (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures,

whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and

(2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

      (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
      Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

      (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by clause (a)(i)(x) of this Section
2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

      (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

        Section 2.16. Transfers of Global Notes and Physical Notes.

      A transfer of a Global Note or a Physical Note (including the right to receive principal and interest and Additional Interest, if any, payable thereon) may be made only by the Registrar's entering the transfer in the Register. Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.

                                  ARTICLE THREE

                                   REDEMPTION

        Section 3.01. Optional Redemption.

      The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 5 of the Notes. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall, at least forty-five (45) days (or such shorter period as the Trustee may agree) before the Redemption Date, furnish to the Trustee and Paying Agent an Officers' Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the Section of this Indenture or Paragraph of the Notes pursuant to which such redemption shall occur.

      Each Officers' Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

        Section 3.02. Selection of Notes to be Redeemed.

      If fewer than all of the Notes are to be redeemed pursuant to Paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed:

            (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or

            (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis by lot or by such method as the Trustee may reasonably determine is fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000; and provided further, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is prohibited.

      The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed. Notes in denominations of $1,000 in principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        Section 3.03. Notice of Redemption.

      At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

      Each notice of redemption shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest and Additional Interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the CUSIP number;

            (5) the subparagraph of the Notes pursuant to which such redemption is being made;

            (6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest and Additional Interest, if any;

            (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

            (9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

      If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of DTC applicable to redemption.

        Section 3.04. Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Additional Interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest and Additional Interest, if any, thereon to the Redemption Date, but installments of interest and Additional Interest, if applicable, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

        Section 3.05. Deposit of Redemption Price.

      Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof to be redeemed on that date.

      The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

      If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Additional Interest, if any, on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

        Section 3.06. Notes Redeemed in Part.

      Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

        Section 4.01. Payment of Notes.

      The Company shall pay the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest and Additional Interest, if any, at the same rate to the extent lawful.

      Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

        Section 4.02. Maintenance of Office or Agency.

      The Company shall maintain the office or agency required under Section
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        Section 4.03. Corporate Existence.

      Except as otherwise permitted by Article Four, Article Five and Article Ten, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company, partnership or corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

        Section 4.04. Payment of Taxes and Other Claims.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or its properties or any of the Restricted Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

        Section 4.05. Maintenance of Properties and Insurance; Compliance with Laws.

      (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) its properties that are used or useful in the conduct of its business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, (i) in the ordinary course of business consistent with past practices or (ii) in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

      (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, is adequate and appropriate for the conduct of the business of the Company and the Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and the Restricted Subsidiaries are engaged.

      (c) The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or the ability of the Company to perform its obligations hereunder.

         Section 4.06. Compliance Certificate; Notice of Default.

      (a) The Company shall deliver to the Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and the other Indenture Documents and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge the Company and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the other Indenture Documents in all material respects and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

      (b) The Company shall, so long as any Notes are outstanding, upon any Officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default within five (5) Business Days of such Officer becoming aware of such occurrence.

         Section 4.07. Waiver of Stay, Extension or Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the

Company hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

        Section 4.08. Limitation on Incurrence of Additional Indebtedness.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), provided that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of incurring any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if, on the date of and after giving effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters would be greater than 2.0 to 1.0.

      The principal amount of any Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Refinancing Indebtedness is denominated that is in effect on the date of the refinancing.

        Section 4.09. Limitation on Restricted Payments.

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

            (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

            (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

            (4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) above being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto:

            (i) a Default or an Event of Default shall have occurred and be continuing;

            (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
      Section 4.08;

            (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

                  (a) 50% of the cumulative Consolidated Net Income (or if
            cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the first fiscal quarter after the Issue Date and ending on the last day of the Company's most recent fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

                  (b) 100% of the aggregate net cash proceeds received by the
            Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to Paragraph 5(b) of the Notes); plus

                  (c) without duplication of any amounts included in clause
            (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to Paragraph 5(b) of the Notes); plus

                  (d) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

                  (e) an amount equal to the sum of (i) the net reduction in the
            Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary.

In the case of clauses (iii)(b) and (c) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

      Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit the taking of any of the following actions (collectively, "Permitted Payments"):

            (1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

            (2) the acquisition of any shares of Qualified Capital Stock of the Company or any Restricted Subsidiary, either (a) solely in exchange for other shares of Qualified Capital Stock of the Company or (b) through the application of net proceeds of a sale for cash (other than to a Subsidiary) of, or equity contribution with respect to, shares of Qualified Capital Stock of the Company for cash within 60 days after such sale;

            (3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (a) solely in exchange for shares of Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a sale (other than to a Subsidiary) of, or equity contribution with respect to, shares of Qualified Capital Stock of the Company for cash within 60 days after such sale or (c) if no Default or Event of Default would exist after giving effect thereto, with Refinancing Indebtedness;

            (4) an Investment either (a) solely in exchange for shares of Qualified Capital Stock of the Company or (b) through the application of the net proceeds of a sale (other than to a Subsidiary) of, or equity contribution with respect to, shares of Qualified Capital Stock of the Company for cash within 60 days after such sale;

            (5) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $250,000; and provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of key man life insurance policies received by the Company after the Issue Date;

            (6) in the event of a Change of Control, and if no Default shall have occurred and be continuing or would exist after giving effect, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated to the Notes or the Guarantees, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness (or, if such Indebtedness was issued with original issue discount, 101% of the accreted value), plus any accrued and unpaid interest and Additional Interest, if any, thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

            (7) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

            (8) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

            (9) the application of the proceeds from the issuance of the Notes on the Issue Date as described above under the "Use of Proceeds" section of the Offering Circular dated October 25, 2004;

            (10) paying any dividend on, or redeeming any or all of, the Company's redeemable 9.8% cumulative preferred stock, par value $0.01 per share, Series D, outstanding on the Issue Date; and

            (11) if no Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $4,000,000 in the aggregate since the Issue Date.

      In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this
Section 4.09, any Permitted Payments made pursuant to clauses (1), (2)(b),
(3)(b), (4)(b) and (11) of the immediately preceding paragraph shall be included in such calculation, and any other Permitted Payments described above shall be excluded.

      Not later than 30 days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

        Section 4.10. Limitation on Asset Sales.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

            (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

            (3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either:

                  (a) to repay Indebtedness under the Credit Agreement and
            permanently reduce the commitments thereunder or make open market repurchases of the Notes;

                  (b) to make an investment in, or acquire, property, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in a Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets) or the acquisition of all of the Capital Stock of a Person engaged in any Permitted Business engaged in by the Company or any of its Subsidiaries; or

                  (c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

      Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in any Investments described in clause (3) of the definition of "Permitted Investments". On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of other Applicable Indebtedness (other than the Credit Agreement) containing provisions similar to those set forth in this Section 4.10 on a pro rata basis, the maximum principal amount of Notes and such other Applicable Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof (or if such Indebtedness was issued with original issue discount, 100% of the accreted value), plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

      The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to the immediately preceding paragraph). To the extent that any Net Proceeds remain after completion of a Net Proceeds Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero.

      In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted in Section 5.01, which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

      Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.10 by virtue of such compliance.

        Section 4.11. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

            (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

            (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

            (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company;

except for such encumbrances or restrictions existing under or by reason of:

                  (a) applicable law, rule or regulation;

                  (b) this Indenture, the Notes or the Guarantees;

                  (c) customary non-assignment, subletting or net worth
            provisions of any lease, or other agreement entered into in the ordinary course of business and consistent with past practices, of the Company or any Restricted Subsidiary to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (d) any instrument governing Acquired Indebtedness, which
            encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (e) the Credit Agreement (and all replacements or
            substitutions thereof on terms no more adverse to the Holders and no less favorable or more onerous to the Company and its Restricted Subsidiaries);

                  (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

                  (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

                  (h) restrictions imposed by any agreement to sell assets or
            Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

                  (i) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

                  (j) restrictions contained in the terms of the Purchase Money
            Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided, that such restrictions relate only to the assets financed with such Indebtedness;

                  (k) restrictions in other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more restrictive in any material respect with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (e) and (f) above;

                  (l) restrictions on cash or other deposits imposed by
            customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

                  (m) restrictions on the ability of any Foreign Restricted
            Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture; or

                  (n) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e), (f), (j) or (k) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more restrictive in any material respect with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in such clause (b), (d), (e),
            (f), (j) or (k).

        Section 4.12. Limitation on Issuances and Sales of Preferred Stock of Subsidiaries.

      The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Preferred Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly- Owned Subsidiary of the Company) to own or hold any Preferred Stock of any Restricted Subsidiary of the Company.

        Section 4.13. Limitation on Liens.

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless (1) if such Lien secures Indebtedness that is pari passu in right of payment with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (2) if such Lien secures Indebtedness that is subordinated in right of payment to the Notes, any such Lien shall be subordinated to a Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

         Section 4.14. Limitations on Transactions with Affiliates.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than

            (1) Affiliate Transactions described in clause (b) below, and

            (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

With respect to all Affiliate Transactions involving aggregate payments or other property with a Fair Market Value in excess of $500,000, the Company shall deliver an Officers' Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(2) of the preceding paragraph. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2,000,000 shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5,000,000, then the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

      (b) The restrictions set forth in clause (a) above shall not apply to:

            (1) reasonable fees and compensation paid to, indemnity and reimbursement or advancement of out of pocket expenses provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

            (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

            (3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

            (4) Restricted Payments permitted by this Indenture;

            (5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company; and

            (6) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

        Section 4.15. Additional Subsidiary Guarantees.

      If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than an Unrestricted Subsidiary), then the Company shall cause such Domestic Restricted Subsidiary to:

            (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall fully and unconditionally guarantee on a senior unsecured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture;

            (2) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing; and

            (3) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

        Section 4.16. Conduct of Business.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses, except to such extent as is not material to the Company and its Restricted Subsidiaries taken as a whole.

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

        Section 4.17. Reports to Holders.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders or otherwise make publicly available:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations, in each case, within the time periods required for filing such forms and reports as specified in the SEC's rules and regulations.

      Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with or otherwise making publicly available such Registration Statement (and any amendments thereto) promptly following the filing thereof.

      In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, the Company shall furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

      Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.17 is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Section 4.18. Payments for Consent.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        Section 4.19. Repurchase Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes using immediately available funds pursuant to the requirements described in clause (b) below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount of such Holder's tendered Notes on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

      (b) Within thirty (30) days following the date upon which the Change of Control occurred, the Company shall send, by registered first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.19 and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment;

            (2) the purchase price (including the amount of accrued interest and Additional Interest, if any) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

            (3) that any Note not tendered shall continue to accrue interest and Additional Interest, if applicable;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if applicable, after the Change of Control Payment Date;

            (5) that any Holder electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender its Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

            (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) the circumstances and relevant facts regarding such Change of Control.

      If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

      On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this
Section 4.19, the Trustee shall act as the Paying Agent.

      Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

      Neither the Board of Directors of the Company nor the Trustee may waive the Company's obligation to offer to purchase the Notes pursuant to this Section 4.19.

      The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this
Section 4.19 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 by virtue thereof.

        Section 4.20. Additional Interest.

      If Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate stating (i) the amount of Additional Interest due and payable, (ii) the Section of the Registration Rights Agreement pursuant to which Additional Interest is due and payable and (iii) the date on which Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such an Officers' Certificate, the Trustee may assume without inquiry that no Additional Interest is payable; provided, that the failure of the Company to deliver to the Trustee such Officers' Certificate shall not relieve the Company of its obligation to pay any such Additional Interest when due and payable.

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

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

        Section 5.01. Merger, Consolidation and Sale of Assets.

      The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

            (1) either:

                  (a) the Company shall be the surviving or continuing
            corporation; or

                  (b) the Person (if other than the Company) formed by such
            consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                        (i) shall be a corporation organized and validly
                  existing under the laws of the United States or any State thereof or the District of Columbia; and

                        (ii) shall expressly assume, by supplemental indenture
                  (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder;

            (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be,
      (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08;

            (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

            (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with (A) clause (4) of the first paragraph of this Section 5.01; and (B) in the case of a merger or consolidation involving the Company as described in clause
(ii) of this sentence, clause (1)(b)(ii) of the first paragraph of this Section 5.01.

      Section 5.02. Successor Entity Substituted.

      Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under this Indenture and the Guarantees.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

        Section 6.01. Events of Default. The following events are defined as "Events of Default":

            (1) the failure to pay interest or Additional Interest, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of thirty (30) days;

            (2) the failure to pay the principal of or premium, if any, on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) which default continues for a period of thirty (30) days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 or 10.04, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5,000,000 or more at any time;

            (5) one or more judgments in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (6) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property,
      (D) makes a general assignment for the benefit of its creditors; or (E) takes any corporate action to authorize or effect any of the foregoing;

            (7) a court of competent jurisdiction enters an order or decree that
      (A) is an order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any Bankruptcy Code, (B) appoints a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) orders the winding-up or liquidation of its affairs; and such order or decree shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

            (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

        Section 6.02. Acceleration.

      (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

      (b) If an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      (c) At any time after a declaration of acceleration with respect to the Notes as described in clause (a) or (b) above, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

            (i) if the rescission would not conflict with any judgment or decree;

            (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

            (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and Additional Interest, if any, and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

            (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

            (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

      (d) No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 6.03. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        Section 6.04. Waiver of Past Defaults.

      Subject to Sections 2.09, 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes. When a Default or Event of Default is waived, it is cured and ceases to exist.

        Section 6.05. Control by Majority.

      Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee reasonably believes conflicts with any applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee, shall be in writing).

        Section 6.06. Limitation on Suits.

      A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

            (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

            (5) during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

        Section 6.07. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        Section 6.08. Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust, in each case, against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest and Additional Interest, if any, remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest and Additional Interest, if any, at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under Section 7.07.

        Section 6.09. Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, if any, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

        Section 6.11. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee a suit by a Holder pursuant to

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Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

        Section 6.12. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

        Section 7.01. Duties of Trustee.

      The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only such duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this clause (c) does not limit the effect of clause (b) above;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it in compliance with such request, order or direction.

      (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b),
(c) and (d) of this Section 7.01.

      (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

        Section 7.02. Rights of Trustee.

      Subject to Section 7.01:

            (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The written advice of the Trustee's counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five or Section 10.04 hereof.

            (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

            (h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (k) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

        Section 7.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

        Section 7.04. Trustee's Disclaimer.

      The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

        Section 7.05. Notice of Default.

      If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest and Additional Interest, if any, on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

        Section 7.06. Reports by Trustee to Holders.

      Within sixty (60) days after each May 15, beginning with May 15, 2005, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

      A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

      The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA
Section 313(d) and any delisting thereof.

        Section 7.07. Compensation and Indemnity.

      The Company and the Guarantors, jointly and severally, shall pay to the Trustee, the Paying Agent and the Registrar (each, an "Indemnified Party") from time to time compensation for their respective services as Trustee, Paying Agent or Registrar, as the case may be. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

      The Company and the Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party's sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

      To secure the Company's and each Guarantor's payment obligations in this
Section 7.07, each Indemnified Party shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest and Additional Interest, if any, on particular Notes which have been called for redemption.

      When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

        Section 7.08. Replacement of Trustee.

      The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting with respect to the Notes.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon

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

payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

      If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office and its notice address for purposes of Section 11.02.

      Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        Section 7.09. Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

      In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        Section 7.10. Eligibility; Disqualification.

      (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Company, as obligor of the Notes.

      (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

        Section 7.11. Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

        Section 7.12. Trustee as Paying Agent.

      References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, and 7.07 shall include the Trustee in its role as Paying Agent.

        Section 7.13. Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

        Section 8.01. Legal Defeasance and Covenant Defeasance.

      (a) The Company may, at its option and at any time, elect to have either clause (b) or clause (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in clause (d).

      (b) Upon the Company's exercise under clause (a) of the option applicable to this clause (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes and the Guarantees on the date the applicable conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture and the Guarantees, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (d) below and as more fully set forth in such clause, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith. The Company may exercise its option under this clause (b) notwithstanding the prior exercise of its option under clause (c) below with respect to the Notes.

      (c) Upon the Company's exercise under clause (a) of the option applicable to this clause (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in
Section 4.05 (other than clause (c) thereof), Sections 4.08 through 4.17,
Section 4.19 and Section 5.01(2), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under clause (a) hereof of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in clause
(d) below, Sections 6.01(3), (4), (5) and (8) shall not constitute Events of Default.

      (d) The following shall be the conditions to application of either clause
(b) or clause (c) above to the outstanding Notes:

            (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated dates for payment or redemption, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

            (2) In the event the Company elects clause (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) In the event the Company elects clause (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this clause (d) (except such Default or Event of Default resulting from the failure to comply with Section 4.08 as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

            (5) Such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default hereunder or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) of this clause (d) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

            (8) The Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit under clause (1) of this clause
      (d) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

            In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

        Section 8.02. Satisfaction and Discharge.

            In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03), and this Indenture, the Notes and the Guarantees, shall be discharged and shall cease to be in effect when:

            (1) either:

                  (a) all the Notes theretofore authenticated and delivered
            (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (2) the Company has paid all other sums payable under this Indenture; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

        Section 8.03. Survival of Certain Obligations.

      Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 2.08, Sections 7.07 and 7.08 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05 and 8.06 and 8.07 shall survive.

        Section 8.04. Acknowledgment of Discharge by Trustee.

      Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

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        Section 8.05. Application of Trust Moneys.

      The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in
Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal, premium, if any, and interest and Additional Interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

        Section 8.06. Repayment to the Company; Unclaimed Money.

      Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest and Additional Interest, if any, that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

        Section 8.07. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantors' obligations under this Indenture and each other Indenture Document to which such person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest and Additional Interest, if any, on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

        Section 9.01. Without Consent of Holders.

      From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes and the Guarantees:

            (1) to cure any ambiguity, defect or inconsistency contained therein;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders in accordance with Section 5.01 or 10.04;

            (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes or the Guarantees;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (6) to allow any Subsidiary or any other Person to guarantee the Notes;

            (7) to release a Guarantor as permitted by this Indenture and the relevant Guarantee;

            (8) to secure the Notes, this Indenture and the Guarantees; or

            (9) to make any amendment to the provisions of this Indenture relating to the form, authentication, transfer or legending of the Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer the Notes, so long as such amendment, modification, waiver or supplement does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

      After an amendment, modification, waiver or supplement under this Section
9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, modification, waiver or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement.

        Section 9.02. With Consent of Holders.

      The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal

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amount of the outstanding Notes, may amend or supplement this Indenture, the
Notes or the Guarantees without notice to any other Holders. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, the Guarantees or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note affected thereby:

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, or Additional Interest on any Notes;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

            (4) make any Notes payable in money other than that stated in the Notes;

            (5) make any change in provisions of this Indenture (a) protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or (b) permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

            (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, modify any of the provisions or definitions with respect thereto;

            (7) subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor;

            (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

            (9) make any change to Section 9.01 or this Section 9.02.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

        Section 9.03. Compliance with TIA.

      Every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

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        Section 9.04. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers' Certificate, whichever first occurs, and the execution thereof by the Trustee.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

      After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through
(10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

        Section 9.05. Notation on or Exchange of Notes.

      If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

        Section 9.06. Trustee to Sign Amendments, Etc.

      The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to any

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other documents required by Section 11.04, an Opinion of Counsel and an
Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

        Section 9.07. Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN

                                    GUARANTEE

        Section 10.01. Guarantee.

      Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Holders and the Trustee and its respective successors and assigns that (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest and Additional Interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders and the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 4.10, 5.01 and 10.04. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor,

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any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

        Section 10.02. Release of a Guarantor.

      A Guarantor will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

            (1) if (a) the Company sells or otherwise disposes of all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.10, or

            (2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.09, or

            (3) if the Company exercises its legal defeasance option or its covenant defeasance option as described in Section 8.01, or

            (4) upon satisfaction and discharge of this Indenture in accordance with Section 8.02 or payment in full in cash of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

      The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.02. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

        Section 10.03. Limitation of Guarantor's Liability.

      Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

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        Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

      Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with this Section 10.04 and Section 4.10) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor, unless:

            (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

            (2) such entity assumes by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, this Indenture and the Registration Rights Agreement; and

            (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

      Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with (A) clause (4) of the first paragraph of Section 5.01; and (B) in the case of a merger or consolidation involving the Guarantor as described in clause (ii) of this sentence, clause (2) of the immediately preceding paragraph.

         Section 10.05. Contribution.

      In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

         Section 10.06. Waiver of Subrogation.

      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         Section 10.07. Waiver of Stay, Extension or Usury Laws.

      Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

        Section 11.01. Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

        Section 11.02. Notices.

      Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Hawk Corporation
            200 Public Square, Suite 1500
            Cleveland, Ohio 44114-2301
            Attention: Chief Financial Officer
            Facsimile Number: (216) 861-4546

            if to the Trustee:

            HSBC Bank USA, National Association
            452 Fifth Avenue
            New York, NY 10018
            Attention: Corporate Trust
            Facsimile Number: (212) 525-1300

      Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

      Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

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

        Section 11.03. Communications by Holders with Other Holders.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Guarantee or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

        Section 11.04. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

         Section 11.05. Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

        Section 11.06. Rules by Trustee, Paying Agent, Registrar.

      The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

        Section 11.07. Legal Holidays.

      A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on

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the next succeeding day that is not a Legal Holiday, and no interest or
Additional Interest, if applicable, shall accrue for the intervening period.

        Section 11.08. GOVERNING LAW.

      THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

        Section 11.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 11.10. No Recourse Against Others.

      A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

        Section 11.11. Successors.

      All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

        Section 11.12. Duplicate Originals.

      All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

        Section 11.13. Severability.

      In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        Section 11.14. WAIVER OF JURY TRIAL.

      THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                     HAWK CORPORATION

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board, Chief
                                                Executive Officer and President

                                     FRICTION PRODUCTS CO., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     LOGAN METAL STAMPINGS, INC., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     HELSEL, INC., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     S.K. WELLMAN HOLDINGS, INC., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                                                       INDENTURE

                                     S.K. WELLMAN CORP., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     ALLEGHENY CLEARFIELD, INC., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     HAWK MIM, INC., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     HAWK MOTORS, INC., as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     HAWK PRECISION COMPONENTS GROUP, INC.,
                                        as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                                                       INDENTURE

                                     NET SHAPE TECHNOLOGIES LLC, as a Guarantor

                                     By: HAWK MIM, INC.,
                                         its Sole Member

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     QUARTER MASTER INDUSTRIES, INC., as
                                        a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     SINTERLOY CORPORATION, as a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     TEX RACING ENTERPRISES, INC., as
                                        a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     WELLMAN PRODUCTS GROUP, INC., as
                                        a Guarantor

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                                                       INDENTURE

                                     WELLMAN PRODUCTS, LLC, as a Guarantor

                                     By:  WELLMAN PRODUCTS GROUP, INC.,
                                          its Sole Member

                                     By: /s/ Ronald E. Weinberg
                                         ---------------------------------------
                                         Name: Ronald E. Weinberg
                                         Title: Chairman of the Board and
                                                Chief Executive Officer

                                     HSBC BANK USA, NATIONAL ASSOCIATION,
                                     as Trustee

                                     By: /s/ Frank Godino
                                         ---------------------------------------
                                         Name:  Frank Godino
                                         Title: Vice President

                                                                       INDENTURE

                                                                       EXHIBIT A

                             [FORM OF INITIAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY

OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE SHALL BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                HAWK CORPORATION

                          8-3/4% SENIOR NOTES DUE 2014

CUSIP No. [___________]

No. [___________]                                            $  [___________]

      Hawk Corporation, a Delaware corporation, for value received promises to pay to ___________________, or registered assigns, the principal sum of ____________ DOLLARS ($ [___________]) on November 1, 2014.

            Interest Rate: 8-3/4% per annum

            Interest Payment Dates: January 1 and July 1, commencing January 1, 2005

            Record Dates: December 15 and June 15

            Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                     HAWK CORPORATION

                                     By: ____________________________________
                                         Name:
                                         Title:

Dated: November 1, 2004

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 8-3/4% Senior Notes due 2014 referred to in the within-mentioned Indenture.

                                     HSBC BANK USA, NATIONAL ASSOCIATION,
                                     as Trustee

Dated: November 1, 2004              By: ______________________________________
                                            Authorized Officer

                                (REVERSE OF NOTE)

                           8-3/4% SENIOR NOTE DUE 2014

            1.    Interest.

                  Hawk Corporation (the "Company", which term includes any Surviving Entity) promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. [FOR REGULATION S TEMPORARY GLOBAL NOTES INSERT: Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

            2.    Method of Payment.

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3.    Paying Agent and Registrar.

                  Initially, HSBC Bank USA, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any Affiliate of the Company shall act as Paying Agent or Registrar.

            4.    Indenture.

                  The Notes and the Guarantees were issued under an Indenture, dated as of November 1, 2004 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such tIme as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

            5.    Redemption.

         (a) Optional Redemption on or after November 1, 2009. Except as described in Section 5(b), the Notes are not redeemable before November 1, 2009. Thereafter, the Company may on any one or more occasions redeem the Notes. The Notes will be redeemed at their option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on November 1 of the year set forth below:

Year                                                                      Percentage
----                                                                      ----------
2009...............................................................        104.375%
2010...............................................................        103.281%
2011...............................................................        102.188%
2012...............................................................        101.094%
2013...............................................................        100.000%

            In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed to the Redemption Date.

            (b) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to November 1, 2008, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes ever issued under this Indenture. The Notes will be redeemed at a redemption price of 108-3/4% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, provided that:

            (1) at least 65% of the original principal amount of Notes ever issued under this Indenture remains outstanding immediately after any such redemption; and

            (2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

            (c) Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

            6.    Offers to Purchase.

                  Sections 4.10 and 4.19 of the Indenture provide that after certain Asset Sales, and upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            7.    Registration Rights.

                  Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser of the Initial Notes, the Company will be obligated to consummate an exchange offer. Upon such exchange offering, the Holders of the Initial Notes shall have the right, subject to compliance with securities laws, to exchange such Initial Notes for 8-3/4% Senior Notes due 2014, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            8.    Denominations; Transfer; Exchange.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            9.    Persons Deemed Owners.

                  The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            10.   Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            11.   Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

            12.   Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five or Section 10.04 of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            13.   Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            14.   Successors.

                  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            15.   Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            16.   Trustee Dealings with Company.

                  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

            17.   No Recourse Against Others.

                  No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            18.   Guarantees.

                  Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

            19.   Authentication.

                  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            20.   Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE, THE GUARANTEES AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            21.   Waiver of Jury Trial.

                  Each of the parties hereto and the holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees or the transactions contemplated by the Indenture.

            22.   Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Hawk Corporation, 200 Public Square, Suite 1500, Cleveland, Ohio 44114-2301.

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: _________________________     Signed: ______________________________
                                             (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee: ___________________________________

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) November 1, 2006, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [CHECK ONE]

[ ] (1) to the Company or a subsidiary thereof; or

[ ] (2) pursuant to and in compliance with Rule 144A under the Securities Act;
        or

[ ] (3) to an institutional "accredited investor" (as defined in Rule 501(a)(1),
        (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

[ ] (4) outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act; or

[ ] (5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

? (6) pursuant to an effective registration statement under the Securities
      Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated: ___________________________   Signed: _________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

Signature Guarantee: _____________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________________     _______________________________________
                                     NOTICE:  To be executed by an executive
                                              officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.19 of the Indenture, check the appropriate box:

                 [ ]   Section 4.10

                 [ ]   Section 4.19

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.19 of the Indenture, state the amount you elect to have purchased:

$ ___________________________________

Dated: ______________________________      _____________________________________
                                           NOTICE: The signature on this
                                                   assignment must correspond
                                                   with the name as it appears
                                                   upon the face of the within
                                                   Note in every particular
                                                   without alteration or
                                                   enlargement or any change
                                                   whatsoever and be guaranteed
                                                   by the endorser's bank or
                                                   broker.

                                              Signature Guarantee:

                                                                       EXHIBIT B

                             [FORM OF EXCHANGE NOTE]

                                HAWK CORPORATION

                          8-3/4% SENIOR NOTES DUE 2014

CUSIP No. [___________]

No. [___________]                                           $ [___________]

    Hawk Corporation, a Delaware corporation, for value received promises to pay to ___________________, or registered assigns, the principal sum of ____________ DOLLARS ($ [___________]) on November 1, 2014.

    Interest Rate: 8-3/4% per annum

    Interest Payment Dates: January 1 and July 1, commencing January 1, 2005

    Record Dates: December 15 and June 15

    Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

    IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                     HAWK CORPORATION

                                     By: _________________________________
                                         Name:
                                         Title:

Dated:

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

            This is one of the 8-3/4% Senior Notes due 2014 referred to in the within-mentioned Indenture.

                                     HSBC BANK USA, NATIONAL ASSOCIATION,
                                     as Trustee

Dated:                               By: _____________________________________
                                         Authorized Officer

                                (REVERSE OF NOTE)

                           8-3/4% SENIOR NOTE DUE 2014

            1.    Interest.

                  Hawk Corporation (the "Company", which term includes any Surviving Entity) promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange for this Note (the "Surrendered Note"), or (ii) if the Surrendered Note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date; or (b) if no interest has been paid on such Surrendered Note, from the Issue Date. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            2.    Method of Payment.

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3.    Paying Agent and Registrar.

                  Initially, HSBC Bank USA, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any Affiliate of the Company shall act as Paying Agent or Registrar.

            4.    Indenture.

                  The Notes and the Guarantees were issued under an Indenture, dated as of November 1, 2004 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such tIme as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

            5.    Redemption.

            (a) Optional Redemption on or after November 1, 2009. Except as described in Section 5(b), the Notes are not redeemable before November 1, 2009. Thereafter, the Company may on any one or more occasions redeem the Notes. The Notes will be redeemed at their option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the aggregate principal amount thereof) if redeemed during the twelve-month period commencing on November 1 of the year set forth below:

Year                                                                      Percentage
----                                                                      ----------
2009....................................................................   104.375%
2010....................................................................   103.281%
2011....................................................................   102.188%
2012....................................................................   101.094%
2013....................................................................   100.000%

            In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the aggregate principal amount of the Notes redeemed to the Redemption Date.

            (b) Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to November 1, 2008, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes ever issued under this Indenture. The Notes will be redeemed at a redemption price of 108-3/4% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, provided that:

            (1) at least 65% of the original principal amount of Notes ever issued under this Indenture remains outstanding immediately after any such redemption; and

            (2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

            (c) Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and provided, further, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

            6.    Offers to Purchase.

                  Sections 4.10 and 4.19 of the Indenture provide that after certain Asset Sales, and upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            7.    Denominations; Transfer; Exchange.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

            8.    Persons Deemed Owners.

                  The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

            9.    Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            10.   Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

            11.   Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five or Section 10.04 of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            12.   Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness or grant Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            13.   Successors.

                  When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

            14.   Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            15.   Trustee Dealings with Company.

                  Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

            16.   No Recourse Against Others.

                  No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            17.   Guarantees.

                  Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

            18.   Authentication.

                  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            19.   Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE, THE GUARANTEES AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            20.   Waiver of Jury Trial.

                  Each of the parties hereto and the holders (by their acceptance of the Note) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Note, the Guarantees or the transactions contemplated by the Indenture.

            21.   Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Hawk Corporation, 200 Public Square, Suite 1500, Cleveland, Ohio 44114-2301.

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ___________________            Signed: _____________________________
                                              (Sign exactly as your name appears
                                               on the other side of this Note)

Signature Guarantee: _________________________

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) November 1, 2006, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [CHECK ONE]

[ ] (1) to the Company or a subsidiary thereof; or

[ ] (2) pursuant to and in compliance with Rule 144A under the Securities Act;
        or

[ ] (3) to an institutional "accredited investor" (as defined in Rule 501(a)(1),
        (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

[ ] (4) outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act; or

[ ] (5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

? (6) pursuant to an effective registration statement under the Securities
      Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated: ___________________________     Signed: ______________________________
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Note)

Signature Guarantee:

            TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ___________________     _______________________________________________
                                NOTICE:  To be executed by an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.19 of the Indenture, check the appropriate box:

                    [ ]     Section 4.10

                    [ ]     Section 4.19

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.19 of the Indenture, state the amount you elect to have purchased:

$ __________________________________

Dated: ________________________         ________________________________________
                                        NOTICE: The signature on this
                                                assignment must correspond
                                                with the name as it appears
                                                upon the face of the within
                                                Note in every particular
                                                without alteration or
                                                enlargement or any change
                                                whatsoever and be guaranteed
                                                by the endorser's bank or
                                                broker.

                                          Signature Guarantee: ________________

                                                                       EXHIBIT C

                        [FORM OF LEGEND FOR GLOBAL NOTES]

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            [If a Regulation S Temporary Global Note, insert: THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.]

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                           [FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS]

___________'____

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Corporate Trust

            Re: 8-3/4% Senior Notes due 2014 (the "Notes") of Hawk Corporation, a Delaware corporation (the "Company")

Ladies and Gentlemen:

            In connection with our proposed purchase of $_____________ aggregate principal amount of the Notes, we confirm that:

            1. We have received a copy of the Offering Circular (the "Offering Circular"), dated October 25, 2004, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

            2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 1, 2004 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or
(vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

            5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            8. We are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

            This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                                        Very truly yours,

                                        [Name of Transferee]

                                        By: ___________________________________
                                                  Authorized Signature

                                                                       EXHIBIT E

                           [FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S]

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attention: Corporate Trust

            Re: 8-3/4% Senior Notes due 2014 (the "Notes") of Hawk Corporation (the "Company")

            Ladies and Gentlemen:

            In connection with our proposed sale of $________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            1. the offer of the Notes was not made to a person in the United States;

            2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            5. we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Transferee]

                                     By: ____________________________________
                                                 Authorized Signature

                                      E-2